Exhibit 99.1

Mitek Reports First Quarter Fiscal 2014 Financial Results

•	Revenue up 35% year-over-year for first quarter of fiscal 2014

•	Mobile Deposit® licensed financial institutions grew to 1,780 banks signed, 1,362 banks live

•	18th and 19th patents issued for mobile imaging technologies

SAN DIEGO – February 6, 2014 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions, today announced its financial results for the first quarter of fiscal 2014, which ended December 31, 2013.

“Strong user trends drove our solid first quarter results. A record 557 banks went live with Mobile Deposit in the quarter, illustrating this product is becoming mainstream” said James B. DeBello, president and CEO of Mitek. “We are excited about the launch of Mitek’s Mobile Photo Payments, our first solution designed for direct billers. As we expand into new areas, Mitek is continuing to develop its innovative mobile imaging platform that will serve the evolving needs of the mobile only consumer.”

Total revenue for the first quarter of fiscal 2014 was $4.5 million compared to total revenue of $3.3 million in the first quarter of fiscal 2013, driven by strong demand for Mitek’s Mobile Deposit product.

GAAP net loss for the first quarter of fiscal 2014 was $1.5 million, or $0.05 per share, compared to GAAP net loss of $1.4 million, or $0.05 per share, in the first quarter of fiscal 2013. Non-GAAP net loss for the first quarter of fiscal 2014 was $0.6 million, or $0.02 per share, compared to non-GAAP net loss of $0.7 million, or $0.03 per diluted share, in the first quarter of fiscal 2013.

Total operating expenses for the first quarter of fiscal 2014 were $5.9 million compared to $4.7 million for the first quarter of fiscal 2013. The increase in total operating expenses was primarily driven by investments in personnel to grow the business as well as litigation expense related to protecting the Company’s intellectual property.

Highlights

•	18th and 19th patents issued by USPTO for Mobile Image Quality Assurance and additional Mobile Capture methods; 23 patents are pending

•	Mobile Photo Bill Pay® licensed financial institutions grew to 20 banks signed with 13 banks live

•	FirstBank first regional bank to offer Mobile Photo Bill Pay®

•	Announced collaborations with Kony to deliver Mobile Photo Bill Pay® and Experian® to offer frictionless and safe Mobile Photo Account Opening™

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-877-269-7756.

•	International parties can access the call by dialing 1-201-689-7817.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible and on the “Investor Relations” section of the Company’s website at www.miteksystems.com. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-877-660-6853 and enter conference code 13575433. International parties should call 1-201-612-7415 and enter conference code 13575433.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 1,000 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net loss per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2014 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo and are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	December 31,	September 30,
	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,176,985	$23,294,456
Short-term investments	13,180,876	5,730,872
Accounts receivable, net	2,857,062	1,494,627
Other current assets	563,622	661,706

Total current assets	26,778,545	31,181,661
Long-term investments	4,052,426	—
Property and equipment, net	1,529,710	1,629,664
Other non-current assets	42,049	42,049

Total assets	$32,402,730	$32,853,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,540,241	$1,875,909
Accrued payroll and related taxes	1,362,395	1,455,487
Deferred revenue, current portion	3,026,533	2,335,532
Other current liabilities	120,553	151,536

Total current liabilities	6,049,722	5,818,464
Deferred revenue, non-current portion	461,150	511,125
Other non-current liabilities	763,765	795,043

Total liabilities	7,274,637	7,124,632

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,431,192 and 30,361,442 issued and outstanding, respectively	30,432	30,361
Additional paid-in capital	57,300,061	56,431,640
Accumulated other comprehensive gain	997	1,838
Accumulated deficit	(32,203,397)	(30,735,097)

Total stockholders’ equity	25,128,093	25,728,742

Total liabilities and stockholders’ equity	$32,402,730	$32,853,374

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended
	December 31,
	2013	2012
Revenue
Software	$3,169,864	$2,570,706
Maintenance and professional services	1,292,660	738,958

Total revenue	4,462,524	3,309,664

Operating costs and expenses
Cost of revenue-software	321,099	192,606
Cost of revenue-maintenance and professional services	249,598	147,390
Selling and marketing	1,849,901	1,264,052
Research and development	1,525,574	1,402,753
General and administrative	1,997,200	1,668,929

Total operating costs and expenses	5,943,372	4,675,730

Operating loss	(1,480,848)	(1,366,066)
Other income (expense), net
Interest and other expense, net	(1,700)	(2,025)
Interest income	15,209	8,449

Total other income (expense), net	13,509	6,424

Loss before income taxes	(1,467,339)	(1,359,642)
Provision for income taxes	(961)	—

Net loss	$(1,468,300)	$(1,359,642)

Net loss per share - basic and diluted	$(0.05)	$(0.05)

Shares used in calculating basic net loss per share - basic and diluted	30,402,397	26,024,288

MITEK SYSTEMS, INC.

NON-GAAP NET LOSS RECONCILIATION

(Unaudited)

	For the three months ended
	December 31,	December 31,
	2013	2012
Loss before income taxes	$(1,467,339)	$(1,359,642)
Add back:
Stock compensation expense	829,071	656,534

Non-GAAP loss before income taxes	(638,268)	(703,108)
Non-GAAP provision for income taxes	(961)	—

Non-GAAP net loss	$(639,229)	$(703,108)

Non-GAAP net loss per share - basic and diluted	$(0.02)	$(0.03)

Shares used in calculating basic Non-GAAP net loss per share - basic and diluted	30,402,397	26,024,288

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780